                                                                EXHIBIT 99 (AG)

                  VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT


     THIS VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement") is made
                                                             ---------
as of August 27, 1996 by and between K. Glenn Cole, a Pennsylvania resident "Cole") and Coastal Capital Partners, L.P., a Delaware limited partnership
 ----
("Coastal").
  -------

                                    RECITALS
                                    --------

     WHEREAS, Coastal has agreed, pursuant to a Letter Agreement, dated November 28, 1995, between Coastal LP, the Company and Cole (the "Cole Letter
                                                         -----------
Agreement"), which supplemented a Services Agreement between Cole and Belcor
- ---------
Inc., a California corporation (the "Company"), dated December 8, 1994, to
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assign to Cole warrants (the "Warrants") to purchase up to 50,000 shares of
                              --------
Common Stock (the "Common Stock") of the Company at an exercise price of $.15
                   ------------
per share; and

     WHEREAS, in connection with the assignment of the Warrants, Cole, Coastal and the Company shall execute a Voting Agreement with respect to Shares that may be obtained upon exercise of any Warrants.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   VOTING AGREEMENT REGARDING SHARES.
          ---------------------------------

          1.1  Agreement to Vote.  Cole agrees on behalf of himself to hold
               -----------------
all of shares of Common Stock now held or subsequently acquired by Cole (including a warrant to purchase 50,000 shares of Common Stock to be issued by the Company directly to Cole pursuant to the Cole Letter Agreement, any other shares of Common Stock subsequently acquired by Cole upon exercise of any of the Warrants, and any other shares of Common Stock issued to Cole on, or in exchange for, any of such shares by reason of any stock dividend, stock split, reclassification, asset sale or any other transaction or event involving the Company, such shares being hereinafter referred to, collectively, as the Shares") registered in his name subject to, and to vote the Shares in accordance
- ------
with, the provisions of this Agreement.

          1.2  Board of Directors. Cole shall vote his Shares (or shall consent
               ------------------
pursuant to an action by written consent of the Company's shareholders) so as to elect nominees designated by Coastal, its successors, affiliates or assigns to all of the positions on the Company's then existing Board of Directors; and, in the event that any designated director shall not complete his term of office as a director and a successor director is to be elected, Cole shall vote his Shares to elect as such successor director a nominee designated by Coastal, its successors, affiliates or assigns.

          1.3  Removal.  On all matters relating to the removal of directors of
               -------
the Company, Cole shall vote his Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) to ensure that no director of the Company may be removed from the Board, with or without cause, except upon the prior written authorization or request of Coastal.

          1.4  Conflicting Charter or By-Law Provisions. Cole shall vote his
               ----------------------------------------
Shares (or shall consent pursuant to an action by written consent of the Company's shareholders), and shall take all other action necessary, to ensure that the Articles of Incorporation and By-Laws of the Company facilitate and do not at any time conflict with the provisions of this Agreement.

          1.5  Approval of Transactions. Cole shall vote his Shares (or shall
               ------------------------
consent pursuant to an action by written consent of the Company's shareholders) on any issue put to the vote of the Company's shareholders in the manner which the Board of Directors of the Company recommends.

          1.6  Rights Assignable. Coastal may assign its rights and benefits
               -----------------
under this Agreement to any person that acquires shares of Common Stock from Coastal.

     2.   RIGHT OF FIRST REFUSAL.
          ----------------------

          2.1  Grant of Right of First Refusal. In the event that Cole receives
               -------------------------------
a Bona Fide Offer proposing a Sale of any Warrants and/or any Shares which Cole is willing to accept, Cole shall promptly (and in any event within one business day) give written notice of such offer (the "Offer Notice") to Coastal. The
                                             ------------
Offer Notice shall set forth all relevant terms and conditions in connection with the Bona Fide Offer, including, without limitation, the party or parties making such offer (the "Buyer"), the purchase price, method of payment thereof,
                        -----
proposed date of closing and a copy of the purchase agreement or other document constituting the Bona Fide Offer.

          2.2 Condition to Sale. Neither Cole nor any party acting on Cole's
              -----------------
behalf shall enter into any agreement or commitment providing for the Sale of any Warrants and/or any Shares or accept a Bona Fide Offer relating to a proposed Sale of any Warrants or any Shares, until receipt (or a deemed receipt) by Cole from Coastal of a written notice of election (the "Election Notice")
                                                          ---------------
that provides that Coastal has elected not to exercise its right to purchase the Warrants and/or Shares on the same terms and conditions as set forth in the Offer Notice; provided, however, that Coastal shall endeavor to send to Cole its
              -----------------
Election Notice within one business day after the Offer Notice has been received by Coastal but in the event such a notice is not sent to Cole within three business days following the date Cole sent the related Offer Notice, Coastal shall be deemed to have elected not to exercise its right of first refusal with respect to the Warrants and/or Shares identified in such Offer Notice. In the event that Coastal elects to exercise its right of first refusal, Coastal agrees to consummate the transactions contemplated by such Bona Fide Offer within 10 business days after the Offer Notice has been received by Coastal. If Coastal elects not to exercise (or is deemed not to have elected not to exercise) its right of first refusal, Cole may accept the Bona Fide Offer included with the related Offer Notice and may consummate a Sale of the Warrants or Shares, as specified in such related Offer Notice, to the Buyer, but only at a price and on such other terms as specified in the Bona Fide Offer. Cole will promptly deliver written notice to Coastal if the price and/or other terms of any Bona Fide Offer not matched by Coastal change, in which case, Coastal will have the right to purchase the Warrants or Shares on such changed price and/or other terms within the time periods provided in this Section 2.2.

          2.3  Subsequent Offers.  Notwithstanding that Coastal declines to
               -----------------
match one or more Bona Fide Offers, Coastal shall retain the right to match any subsequent Bona Fide Offer(s) in the manner set forth in this Agreement.

          2.4  Legend.  Each certificate representing the Warrant or Shares
               ------
owned by Cole shall be endorsed with the following legend:

          "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY TRANSFER OF THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE WITH BELCOR, INC."

          2.5  Covenant Regarding Legend.  Cole hereby covenants to ensure
               -------------------------
that each certificate representing Shares that he now holds or hereafter acquires will bear the legend provided in Section 2.4 unless removed
                                          -----------
pursuant to Section 2.6.

          2.6  Removal of Legend.  The legend provided in Section 2.4 may be
               -----------------
removed from the certificate evidencing any Warrant or Share which is transferred to a Buyer in accordance with the right of first refusal provisions set forth in Sections 2.1, 2.2 and 2.3.

          2.7  Cooperation with Filings.  Cole shall cooperate fully with
               ------------------------
Coastal with regard to any filings required under the Securities and Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, relative to Cole's participation in this Agreement, which cooperation shall include, without limitation, the prompt response to written requests for information. Cole hereby agrees to indemnify and hold harmless Coastal and the Company and their respective officers, directors, employees, shareholders and agents from and against any and all losses, damages, costs and expenses (including attorney's fees and other costs) and liabilities due or arising out of information Cole shall provide to Coastal and the Company pursuant to this Section 2.7 but only if such information included an untrue
                 -----------
statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.   Definitions.
          -----------

          3.1  "Sale".  As used herein, the words "sell", "sale", "transfer" or
                ----
similar words of conveyance shall mean any sale, transfer, assignment, mortgage, gift, or other conveyance of all or any part of the Warrants or Shares, or any interest therein, whether voluntary, involuntary, by operation of law or otherwise.

          3.2  "Bona Fide Offer" means a written offer from a Buyer or
                ---------------
Buyers offering to consummate a transaction which would result in a Sale of the Warrants or Shares; provided that such written offer (and related documents provided with such offer) shall set forth in reasonable detail the price, the method of payment of such price and other principal terms upon which the proposed Sale of the Warrants or Shares is proposed to be consummated, and such offer will be subject to no conditions other than execution of the definitive documentation of the terms of such written offer.

     4.   MISCELLANEOUS.
          -------------

          4.1  Joint Filing Agreement and Power of Attorney.  In connection with
               --------------------------------------------
the execution of this agreement and related filing of a Schedule 13D with the Securities and Exchange Commission, Cole shall execute a Power of Attorney, substantially in the form attached hereto as Exhibit A-1, which will enable
                                             -----------
Andrew K. Simpson to execute a Joint Filing Agreement, substantially in the form attached hereto as Exhibit A-2.
                   -----------

          4.2  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, that money damages shall be inadequate for such breach, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          4.3  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

          4.4  Notices.  All notices and other communications provided herein
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shall be in writing and shall be delivered by hand, telecopied or sent by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or to such other address for a party as shall be specified in a notice given in accordance with this Section 4.4). All such notices shall be
                                     -----------
conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          4.5  Benefit; Successors and Assigns.  Except as otherwise provided
               -------------------------------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

          4.6  Miscellaneous. This Agreement sets forth the entire agreement and
               -------------
understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

          4.7  Severability. If any provisions of this Agreement shall be deemed
               ------------
invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity, enforceability or effect the other provisions of this Agreement this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

          4.8  Amendments and Waivers.  Neither this Agreement nor any term
               ----------------------
hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Shareholders holding a majority of the Shares.

          4.9  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

          4.10 Governing Law. The agreement shall be governed by an construed in
               -------------
accordance with the laws of the state of California without regard to the choice of law provisions thereof.

                            [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have cause this Voting and Right of First Refusal Agreement to be executed and delivered as of the date first above written.

                                       /s/ K. Glenn Cole
                                       ---------------------------------
                                           K. GLENN COLE

                                       Address: 801 Timber Trail
                                                Oakdale, PA 15071


                                       COASTAL CAPITAL PARTNERS, L.P.

                                       By:  Coastal Capital Partners,
                                            Inc., as General Partner

                                       By: /s/ Andrew K. Simpson
                                           ------------------------------
                                           Andrew K. Simpson
                                           Chief Executive Officer

                                       Address:  101 Morgan Lane
                                                 Suite 180
                                                 Plainsboro, NJ  08536

                                  EXHIBIT A-1
                                  -----------

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Andrew K. Simpson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 6 to Schedule 13D, dated ________________, 1996, and to which this Power of Attorney is attached as an exhibit, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney-in-fact and agent, or his substitutes, to any and all amendments to said Schedule 13D.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement this __th day of August, 1996.

                                       ____________________
                                       K. Glenn Cole

                                  EXHIBIT A-2
                                  -----------
                             JOINT FILING AGREEMENT


     This Agreement is entered into by and among Coastal Capital Partners, L.P., a Delaware limited partnership, Coastal Capital Partners, Inc., a Delaware corporation, Philip L. Yang, Jr., an individual, Michael Y. Gan, an individual, Theresa C. Morris, an individual, Donald Leibsker, an individual, M. Douglas Caffey, an individual, and K. Glenn Cole, an individual.

     Each of the persons named above hereby agrees that the Amendment No. 6 to
Schedule 13D of _______________, 1996 and to which this Agreement is attached as an exhibit, which is to be filed with the Securities and Exchange Commission, is to be filed on behalf of each such person.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement this __th day of August, 1996.


                                       COASTAL CAPITAL PARTNERS, L.P.

- --------------------------------       By:  Coastal Capital Partners, Inc.
Andrew K. Simpson, as attorney-             as General Partner
in-fact for Michael Y. Gan
                                            By:
                                               ----------------------------
                                               Andrew K. Simpson
                                               Chief Executive Officer
- --------------------------------
Andrew K. Simpson, as attorney-
in-fact for Theresa C. Morris
                                       COASTAL CAPITAL PARTNERS, INC.

- --------------------------------
Andrew K. Simpson, as attorney-        By:
in-fact for Philip L. Yang                ----------------------------
                                          Andrew K. Simpson
                                          Chief Executive Officer

- --------------------------------
Andrew K. Simpson, as attorney-
in-fact for Donald Leibsker


- --------------------------------            -------------------------------
Andrew K. Simpson, as attorney-             Andrew K. Simpson, as attorney-
in-fact for M. Douglas Caffey               in-fact for K. Glenn Cole